SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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iSecureTrac Corp.
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EXPLANATORY NOTE

iSecuretrac, Corp. (the “Company”) is amending its definitive proxy statement on Schedule 14A filed with the Securities Exchange Commission on April 8, 2009 (the “2009 Proxy Statement”) in order to properly reflect the compensation of Peter A. Michel, the President and Chief Executive Officer of the Company, for the year ended December 31, 2007 in the Summary Compensation Table appearing on page 11 of the 2009 Proxy Statement.  After filing the 2009 Proxy Statement, it was discovered that the Summary Compensation Table included Mr. Michel’s compensation information for the year ended December 31, 2006 rather than his compensation information for the year ended December 31, 2007.  The following Summary Compensation Table and associated footnotes have been revised to indicate the correct compensation information for Mr. Michel for the year ended December 31, 2007.  Except for the correction of Mr. Michel’s 2007 compensation information, there are no revisions to the 2009 Proxy Statement.

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation paid to the five most highly compensated persons who served as executive officers of the Company during the years ended December 31, 2008 and December 31, 2007 (together, the "Named Executive Officers").

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(i)	(j)

Peter A. Michel (1)	2008	225,000	67,000	-	127,174	30,000	449,174
Chief Executive Officer, President	2007	225,000	46,875	-	-	30,000	301,875
and Director

Lincoln D. Zehr (2)	2008	149,697	10,000	-	29,822	-	189,519
Chief Financial Officer, Secretary	2007	-	-	-	-	-	-

Robert Bierman (3)	2008	145,000	15,000	-	16,883	-	176,883
VP, Sales and Marketing	2007	90,625	-	-	25,667	17,489	133,781

David G. Vana (4)	2008	12,500	-	-	-	116,977	129,477
Former Chief Financial Officer, Secretary	2007	150,000	-	-	-	-	150,000

David Sempek (5)	2008	-	-	-	-	126,667	126,667
Former Sr. VP, Technology, Chief	2007	126,667	35,000	-	-	33,329	194,996
Technical Officer

(1)  We entered into an employment agreement with Mr. Michel on August 4, 2006 which continues for an indefinite term, unless terminated by either party.  The agreement provides for an initial base annual salary of $225,000, a bonus plan of up to 50% of his annual salary, the grant of an option to purchase up to 430,856 shares of common stock and the opportunity to receive awards under our 2006 Omnibus Equity Incentive Plan.  In 2008, Mr. Michel received two option grants to purchase up to 400,000 shares of common stock which options vest in equal monthly increments over a 24 month period.  All Other Compensation for 2007 and 2008 represents the reimbursement of expenses related to travel, housing, automobile and related living expenses, which enable Mr. Michel to commute from his residence on the East Coast to Omaha, Nebraska and spend a significant portion of each work week at the Company’s headquarters.

(2)  Lincoln D. Zehr joined the Company on January 9, 2008 as VP, Finance and was appointed as our Chief Financial Officer and Secretary on February 1, 2008.  We entered into an employment agreement with Mr. Zehr on January 9, 2008 which continues for an indefinite term, unless terminated by either party.  The agreement provides for an initial base annual salary of $160,000, a bonus plan of up to 20% of his annual salary, the grant of an option to purchase up to 50,000 shares of common stock and the opportunity to receive awards under our 2006 Omnibus Equity Incentive Plan. In 2008, Mr. Zehr received an additional option grant to purchase up to 40,000 shares of common stock which option vests in equal monthly increments over a 24 month period.

(3)  Robert Bierman joined the Company on May 1, 2007 and was appointed VP, Sales and Marketing.  We entered into an employment agreement with Mr. Bierman on May 1, 2007 which continues for an indefinite term, unless terminated by either party.  The agreement provides for an initial base annual salary of $145,000, a bonus plan of up to 20% of his annual salary and the opportunity to be granted options to purchase our common stock.  In 2007 and 2008, Mr. Bierman received two option grants to purchase up to 35,000 shares and 55,000 shares of common stock, respectively.  Such options vest in equal monthly increments over a 24 month period.  All Other Compensation represents relocation and living expenses incurred in 2007.

(4)  We entered into an employment agreement with Mr. Vana on November 5, 2001 which continued for an indefinite term, unless terminated by either party.  The agreement provided for an initial base annual salary of $118,000, a bonus plan of up to 50% of his annual salary and the opportunity to be granted options to purchase our common stock.  Mr. Vana’s base salary was increased to $150,000 effective June 1, 2005.  Mr. Vana resigned from all positions with the Company on January 31, 2008.  Pursuant to the terms of his separation agreement, Mr. Vana was entitled to receive payments of up to eight months of his base salary following his termination date, which was paid in accordance with the Company's standard payroll procedures and is listed under All Other Compensation.  In addition, Mr. Vana's separation agreement provided for the modification of the expiration dates for vested options as more specifically discussed in footnote 2 to the Outstanding Equity Awards table below.

(5)  David Sempek resigned from his position with the Company on November 1, 2007.  The salary shown for 2007 represents all salary paid through November 1, 2007.  All Other Compensation for 2007 and 2008 represents severance and vacation payout.  Pursuant to the terms of his separation agreement, Mr. Sempek received a $35,000 retention bonus and was entitled to receive payments of up to 12 months of his base salary following his termination date, which was paid in accordance with the Company's standard payroll procedures.  In addition, Mr. Sempek's separation agreement provided for the modification of the expiration dates for vested options as more specifically discussed in footnote 3 to the Outstanding Equity Awards table below.